SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 18, 2005

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 18, 2005, Lockheed Martin Corporation issued a press release, a copy of which is furnished as Exhibit 99 and is incorporated by reference into this item.

Item 8.01	Other Events.

On April 18, 2005, the Corporation announced that it intends to adopt Financial Accounting Standard 123R, Share-Based Payments, effective as of January 1, 2006, consistent with the SEC’s recent decision to defer the compliance date for the standard by six months. Prior to the SEC action, Lockheed Martin had indicated that it planned to adopt the standard prospectively as of July 1, 2005. Lockheed Martin plans to use the additional time to continue to review and understand the impact of adopting the standard. The Corporation also had previously disclosed that the expected impact of implementing the new standard would be a reduction in earnings per share of approximately $0.10 to $0.20 on a full year basis. The Corporation has not finalized its implementation methodology, including the selection of a valuation model. As a result, the ultimate impact of adopting FAS 123R on January 1, 2006 is not yet known.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release, dated April 18, 2005, regarding adoption of FAS 123R effective as of January 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ Martin T. Stanislav
Martin T. Stanislav Vice President and Controller

April 18, 2005